United States Diesel-Heating Oil Fund, LP

Monthly Account Statement

For the Month Ended October 31, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(159,650)
Unrealized Gain (Loss) on Market Value of Futures	124,270
Dividend Income	75
Interest Income	81
Total Income (Loss)	$(35,224)

Expenses
General Partner Management Fees	$3,305
SEC & FINRA Registration Expense	620
Brokerage Commissions	343
NYMEX License Fee	82
Non-interested Directors' Fees and Expenses	72
Prepaid Insurance Expense	48
Other Expenses	10,726
Total Expenses	15,196
Expense Waiver	(9,900)
Net Expenses	$5,296
Net Income (Loss)	$(40,520)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 10/1/13	$6,438,789
Net Income (Loss)	(40,520)

Net Asset Value End of Month	$6,398,269
Net Asset Value Per Unit (200,000 Units)	$31.99

To the Limited Partners of United States Diesel-Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2013 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Diesel-Heating Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612